EXHIBIT 99.2

ZENBU WATER SOLUTIONS LLC SELECTS LATITUDE SOLUTIONS, INC. TO REMEDIATE THEIR COMMERCIAL WASTEWATER NEEDS

BOCA RATON,  Fla., May 14, 2012 /PRNewswire/ -- Latitude  Solutions,  Inc. (OTC:
LATI), a water engineering and remediation company, announced today that their patented IWS technology has been selected by Zenbu Water Solutions LLC. Starting immediately, Zenbu Water Solutions LLC provides a platform for the worldwide distribution of Latitude Solutions industry leading Electro Precipitation(TM) Technology. Zenbu has offices in Denver, Colorado; Tokyo, Japan; Shanghai, China; and has plans to open an office in Dubai in 2012.

Mr. Jeffrey Wohler, Latitude Solutions CEO, states, "Latitude Solutions is expanding our service and product offerings. Partnering with Zenbu Water Solutions LLC, who has proven experience and distribution capabilities will further our efforts. This announcement demonstrates our business model and highlights the growing acceptance of Latitude's state of the art technology. Our goal for 2012, to deploy our patented water remediation technology across multiple industries including: Oil & Gas, coal fired power plants, food processing, paper and pulp and medical markets will be accelerated by this alliance."

Mr. Cleve Tidwell, CEO of Zenbu Water Solutions, added, "The clients that we represent recognize the importance and cost effectiveness involved when they re-use and reclaim produced and flow back wastewater. After an extensive search we selected Latitude Solutions, Inc. because of their industry leading Electro Precipitation(TM) technology and their ability to produce, operate and manage for each individual need. There are a few early stage electro coagulation systems on the market that pose as just equipment companies but few seem to deliver a solution to the clients problems with just selling one machine. Our business model at Zenbu Water Solutions LLC is in line with Latitude Solutions, Inc. to evaluate the complete problem and delivering a solid solution. Due to this new alliance, we will now allow a more effective and economical solution to be offered to our clients."

ABOUT LATITUDE SOLUTIONS, INC.

Latitude Solutions, Inc. provides innovative wastewater remediation solutions worldwide to Oil & Gas, energy, mining, food processing, agricultural and other industrial users worldwide utilizing its patented Electro Precipitation(TM), (EP(TM)) technology. LSI's proprietary Electro Precipitation(TM), Integrated Water Systems(TM) (IWS(TM)) technology provides a sustainable solution to water related oil and gas production issues by rendering previously unusable production, flowback and other contaminated water suitable as reusable makeup water for ongoing operations, including hydraulic fracturing. This re-use process significantly reduces costs.

ABOUT ZENBU WATER SOLUTIONS LLC

Zenbu Water Solutions LLC is a private company with headquarters in Denver, Colorado. Zenbu was previously wholly owned by Zenbu Global, Inc. until 2010 when it spun off as a private company. Our design team of engineers are ready to assist you solve your water treatment concerns. We will analyze your water results to assist you in a solution to solve your water treatment requirements.

The elimination of chemicals in processing wastewater is proving to be a welcome change to our customers by saving them money and creating a safer environment. The IWS Technology that we selected will be a big asset to the industry.

THIS NEW RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

SOURCE Latitude Solutions, Inc